Exhibit 21.1

Subsidiaries of Imperial Holdings, Inc., a Florida corporation

Entity	Jurisdiction
CTL Holdings, LLC	Illinois
Greenwood Asset Portfolio, LLC	Delaware
Haverhill Receivables, LLC	Georgia
Imperial Finance & Trading, LLC	Florida
Imperial Life and Annuity Services, LLC	Florida
Imperial Life Financing II, LLC	Georgia
Imperial Life Settlements, LLC	Delaware
Imperial Litigation Funding, LLC	Florida
Imperial PFC Financing, LLC	Illinois
Imperial PFC Financing II, LLC	Georgia
Imperial Premium Finance, LLC	Florida
Imperial Settlements Financing 2010, LLC	Georgia
Imperial SRC V, LLC	Florida
Markley Asset Portfolio, LLC	Delaware
MXT Investments, LLC	Florida
OLIPP I, LLC	Delaware
OLIPP II, LLC	Delaware
OLIPP III, LLC	Delaware
OLIPP IV, LLC	Delaware
OLIPP Ireland Limited	Ireland
Portfolio Servicing, LLC	Florida
PSC Financial, LLC	Florida
Red Reef Alternative Investments, LLC	Delaware
Sovereign Life Financing, LLC	Delaware
Washington Square Financial, LLC	Georgia
White Eagle Asset Portfolio, LLC	Delaware
WSF Contingent, LLC	Florida